EXHIBIT 5

[LETTERHEAD OF LETTERHEAD OF JONES WALKER LLP]

December 11, 2014

IBERIABANK Corporation

200 West Congress Street

Lafayette, Louisiana 70501

RE:	Registration Statement on Form S-4 (the “Registration Statement”) with respect to shares to be issued pursuant to the Agreement and Plan of Merger dated as of October 26, 2014 (the “Merger Agreement”)

Ladies and Gentlemen:

We have acted as special counsel to IBERIABANK Corporation in connection with the registration of shares of its common stock, par value $1.00 per share (the “Shares”), issuable pursuant to the Merger Agreement, as set forth in the Registration Statement that is being filed on the date hereof by IBERIABANK Corporation with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). This opinion is provided pursuant to the requirements of Item 21(a) of Form S-4 and Item 601(b)(5) of Regulation S-K.

In rendering this opinion, we have made such investigations of fact and law, and examined such documents and instruments, or copies thereof, as we have deemed necessary under the circumstances.

This opinion is limited to the matters expressly stated herein, and we are expressing no opinion beyond the matters expressly stated.

Based on and subject to the foregoing, we are of the opinion that, when issued upon the terms and conditions set forth in the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

This opinion is delivered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to be named in the Registration Statement under the heading “LEGAL MATTERS” as attorneys who passed upon the validity of the Shares and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or other rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Jones Walker LLP